As filed with the Securities and Exchange Commission on January 3, 2011

Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
_____________________

HANCOCK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Mississippi                                                                                                                        64-0693170
   (State or other jurisdiction of                                                                                             (I.R.S. Employer
incorporation or organization)	Identification No.)

ONE HANCOCK PLAZA, 2510 14TH STREET
GULFPORT, MISSISSIPPI  39501
(228) 868-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_____________________

Hancock Holding Company
2010 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

Michael M. Achary
Chief Financial Officer
One Hancock Plaza, 2510 14th Street
Gulfport, Mississippi 39501
(228) 868-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

Copy To:
J. Andrew Gipson
Watkins Ludlam Winter & Stennis, P.A.
190 E. Capitol Street, Suite 800
Jackson, Mississippi 39201
(601) 949-4900

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered1	Proposed Maximum Offering Price Per Share2	Proposed Maximum Aggregate Offering Price2	Amount of Registration Fee2
Common Stock ($3.33 Par Value)	250,000	$34.98	$8,745,000	$1,015.29

1 Based on an estimate of the number of shares that will be purchased pursuant to the Plan.  Pursuant to Rule 416 of the Securities Act, as amended (the “Securities Act”), there is also being registered such number of additional shares as may become available for purchase pursuant to such Plan in the event of certain changes in the outstanding shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits, and reclassifications.

2Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (h), based on the closing sale price per share of Hancock Holding Company (“Company”) common stock as of December 30, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

(a)	The Annual Report of the Company on Form 10-K for its fiscal year ended December 31, 2009.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above.

(c)
The descriptions of the common stock of the Company contained in registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

The legality of the shares offered hereby has been passed upon by the law firm of Watkins Ludlam Winter & Stennis, P.A., Jackson, Mississippi.

Item 6.  Indemnification of Directors and Officers.

Miss. Code Ann. Section  79-4-8.50 et seq. provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith and that he reasonably believed that conduct in his official capacity with the corporation was in the corporation's best interests and that in other cases, his conduct was not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

The indemnification provisions of Miss. Code Ann. Section  79-4-8.50 et seq. are not exclusive; however, a corporation may not indemnify any person who is adjudged liable to the corporation in an action by or in the right of the corporation or who is adjudged liable on the basis that personal benefit was improperly received by him.  A corporation has the power to obtain and maintain insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

The Company's Articles of Incorporation and Bylaws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Company to the full extent permitted by Mississippi law.

The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable. No restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

2.1
Agreement and Plan of Merger between Hancock Holding Company and Lamar Capital Corporation dated February 21, 2001 (Appendix C to the Prospectus contained in the S-4 Registration Statement 333-60280 filed on May 4, 2001 and incorporated by reference herein).

2.2
Agreement and Plan of Merger between Hancock Holding Company and Whitney Holding Corporation dated December 21, 2010 (attached as Exhibit 2.1 to Form 8-K filed on December 23, 2010 and incorporated herein by reference).

3.1	Amended and Restated Articles of Incorporation dated November 8, 1990 (filed as Exhibit 3.1 to the Registrant’s Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

3.2	Amended and Restated Bylaws dated November 8, 1990 (filed as Exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

3.3	Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, dated October 16, 1991 (filed as Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 1991).

3.4	Articles of Correction, filed with Mississippi Secretary of State on November 15, 1991 (filed as Exhibit 4.2 to the Registrant’s Form 10-Q for the quarter ended September 30, 1991).

3.5
Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, adopted February 13, 1992 (filed as Exhibit 3.5 to the Registrant’s Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).

3.6
Articles of Correction, filed with Mississippi Secretary of State on March 2, 1992 (filed as Exhibit 3.6 to the Registrant’s Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).

3.7
Articles of Amendment to the Articles of Incorporation adopted February 20, 1997 (filed as Exhibit 3.7 to the Registrant’s Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

3.8
Articles of Amendment to the Articles of Incorporation adopted March 29, 2007 (filed as Exhibit 3.8 to the Registrant’s Form 10-K for the year ended December 31, 2008 and incorporated herein by reference).

4.1
Specimen stock certificate (reflecting change in par value from $10.00 to $3.33, effective March 6, 1989) (filed as Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended March 31, 1989 and incorporated herein by reference).

5	Opinion of Watkins Ludlam Winter & Stennis, P.A.

*10.1	1996 Long Term Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

*10.2
Description of Hancock Bank Executive Supplemental Reimbursement Plan, as amended (filed as Exhibit 10.2 to the Registrant’s Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).

*10.3	Description of Hancock Bank Automobile Plan (filed as Exhibit 10.3 to the Registrant’s Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).

*10.4	Description of Deferred Compensation Arrangement for Directors (filed as Exhibit 10.4 to the Registrant’s Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).

*10.5
Hancock Holding Company 2005 Long-Term Incentive Plan, filed as Appendix “A” to the Company’s Definitive Proxy Statement filed with the Commission on February 28, 2005 and incorporated herein by reference.

*10.6
Hancock Holding Company Nonqualified Deferred Compensation Plan, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 21, 2005 and incorporated herein by reference.

10.7
Shareholder Rights Agreement dated as of February 21, 1997, between Hancock Holding Company and Hancock Bank, as Rights Agent as extended by the Company, attached as Exhibit 1 to Form 8-A12G filed with the Commission on February 27, 1997, as extended by Amendment No. 1 filed with the Commission as Exhibit 4.1 to Form 8-K filed with the Commission on February 20, 2007, both of which are incorporated herein by reference.

10.8
Purchase and Assumption Agreement with the Federal Deposit Insurance Corporation, Receiver of Peoples First Community Bank, Panama City Florida and the Federal Deposit Insurance Corporation acting in its corporate capacity, attached as Exhibit 10.8 to the Registrant’s Form 10-K for the year ended December 31, 2009 and incorporated herein by reference.

21	Subsidiaries of Hancock Holding Company, attached as Exhibit 21 to the Registrant’s Form 10-K for the year ended December 31, 2009 and incorporated herein by reference.
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of KPMG LLP
23.3	Consent of Watkins Ludlam Winter & Stennis, P.A. (included in Opinion set forth in Exhibit 5)
24	Power of Attorney of Hancock Holding Company (included on signature page)

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)
That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi on December 30, 2010.

HANCOCK HOLDING COMPANY

 By:    /s/ Carl J. Chaney
Carl J. Chaney
President & Chief Executive Officer
Director

 By:  /s/ John M. Hairston
John M. Hairston
Chief Executive Officer & Chief Operating Officer
Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl J. Chaney and John M. Hairston as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James B. Estabrook, Jr. James B. Estabrook, Jr.	Chairman and Director	December 30, 2010
_____________________________________ Alton G. Bankston	Director	December 30, 2010
/s/ Frank E. Bertucci Frank E. Bertucci	Director	December 30, 2010
/s/ Don P. Descant Don P. Descant	Director	December 30, 2010
/s/ Randy Hanna Randy Hanna	Director	December 30, 2010
/s/ James H. Horne James H. Horne	Director	December 30, 2010
/s/ Jerry L. Levens Jerry L. Levens	Director	December 30, 2010
/s/ Thomas H. Olinde Thomas H. Olinde	Director	December 30, 2010
______________________________________ John H. Pace	Director	December 30, 2010
/s/ Christine L. Pickering Christine L. Pickering	Director	December 30, 2010
______________________________________ Robert W. Roseberry	Director	December 30, 2010
______________________________________ Anthony J. Topazi	Director	December 30, 2010